Exhibit 1.3

AMENDMENT NO. 1 TO SALES AGREEMENT

May 8, 2015

Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

Genocea Biosciences, Inc., a Delaware corporation (the “Company”), and Cowen and Company, LLC (“Cowen”), are parties to that certain Sales Agreement dated March 2, 2015 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.  The parties, intending to be legally bound, hereby amend the Original Agreement as follows (to be effective as set forth in paragraph 4 below):

1.                                      Section 1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Cowen, acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 by any method permitted by law determined to be an “at the market” offering as defined in Rule 415 of the Securities Act (as defined below).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of shares of Common Stock issued and sold under this Agreement shall be the sole responsibility of the Company, and Cowen shall have no obligation in connection with such compliance.  The issuance and sale of Common Stock through Cowen will be effected pursuant to the New Registration Statement (as defined below) to be filed by the Company at such time as it is declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Common Stock.

The Company shall file on or about the date hereof, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (the “New Registration Statement”), including one or more base prospectuses, relating to certain securities, including the Placement Shares, to be issued from time to time by the Company pursuant to this Agreement, and which shall incorporate by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company will, if necessary, prepare a prospectus supplement specifically relating to the Placement Shares being offered from time to time by the Company pursuant to this Agreement (the “Prospectus Supplement”).  The Company will furnish to Cowen, for use by Cowen, copies of the prospectus included as part of such registration statement, as supplemented, if at all, by the Prospectus Supplement relating to the Common Stock to be issued from time to time by the Company pursuant to this Agreement.  Except where the context otherwise requires, such New Registration Statement, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such New Registration Statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.”  The prospectus specifically relating to the Placement Shares to be issued from time to time by the Company pursuant to this Agreement, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement shall have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to such Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System or Interactive Data Electronic Applications (collectively “IDEA”).

2.                                      All references to “March 2, 2015” set forth in Schedule 1 and Exhibit 7(m) of the Original Agreement are revised to read “March 2, 2015 (as amended by Amendment No. 1 to Sales Agreement, dated May 8, 2015)”.

3.                                      Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

4.                                      This Amendment No. 1 to Sales Agreement shall become effective upon the date that the New Registration Statement is declared effective under the Securities Act.

5.                                      This Amendment No. 1 to Sales Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 1;

provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

6.                                      This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

7.                                      The Company and Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Amendment or any transaction contemplated hereby.

8.                                      This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by electronic or facsimile transmission.

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If the foregoing correctly sets forth the understanding among the Company and Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Agreement between the Company and Cowen.

Very truly yours,

COWEN AND COMPANY, LLC

By:	/s/ Kevin Raidy
Name:	Kevin Raidy
Title:	Managing Director

ACCEPTED as of the date
first-above written:

GENOCEA BIOSCIENCES, INC.

By:	/s/ Jonathan Poole
Name:	Jonathan Poole
Title:	Chief Financial Officer